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         PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A REQUEST FOR
                               CONFIDENTIAL TREATMENT

                                                                  Exhibit 10.18


                                     AMENDMENT
                          YAHOO! INC. - INSWEB CORPORATION
                                 LICENSE AGREEMENT

     This Amendment (this "Amendment") is entered into as of March 31, 1999 (this "Amendment's Effective Date") between Yahoo! Inc., a California corporation ("Yahoo") and InsWeb Corporation, a Delaware corporation ("InsWeb") and amends the License Agreement entered into between Yahoo and InsWeb as of February 12, 1998 (the "Agreement").

     For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and InsWeb hereby agree to amend the Agreement as follows:

     1. Section 8.1 of the Agreement shall be replaced in its entirety by the following:

     "8.1 TERM. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of [****] months following the Launch Date (the "Initial Term"). Thereafter, the Agreement shall automatically renew for an additional period of approximately [****], until September 30, 2000 (the "Renewal
     Term"). The Initial Term and the Renewal Term hereinafter referred to as the Term."

     2. Section 4.1 of the Agreement shall be replaced in its entirety by the following; provided that, Yahoo acknowledges having received, as of this Amendment's Effective Date, the payments due through [****] (totaling
$[****]):

     "4.1 SLOTTING FEE. In consideration of Yahoo's performance and obligations as set forth herein, InsWeb will pay Yahoo a total slotting fee equal to [****] ($[****]).
     Such fee shall be paid to Yahoo on the dates set forth below with the first payment designated as a setup fee for the initial design, consultation, and placement of the Co-Branded Pages within the Yahoo Insurance Information Center, and with [****] ($[****]) of the sixth payment (of $[****]) designated as a setup fee for the design, consultation, and placement of the Co-Branded Pages within the Yahoo Insurance Information Center for the Renewal Term.

     Payment                        Date
     [****]

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     3.   Exhibit C of the Agreement shall be replaced in its entirety by the following which shall apply during the Renewal Term:

     "A.  INSWEB'S RESPONSIBILITIES:
     -    InsWeb will deliver the InsWeb Content to Yahoo via e-mail.
     - InsWeb shall provide Yahoo with the following information on [****] basis:
          -    number of [****] Yahoo
          -    number of [****] Yahoo

     B.   YAHOO'S RESPONSIBILITIES:
     Yahoo will distribute Yahoo's Insurance Information Center as follows:

     - A text link on the front page of Yahoo Finance currently located at http://finance.yahoo.com/.

     -    A text link on the front page of Yahoo Autos.

     -    A text link on the front page of Yahoo Real Estate.

     -    A text link on the front page of Yahoo Health [****].

     - A text link on the left-hand column of the Automotive, Rental and Real Estate Classifieds portions of Yahoo! Classifieds.

     - Yahoo will maintain a [****] text link to the Insurance Center from http://dir.yahoo.com/Business_and_Economy/Companies/Financial_
          Services/Insurance/ and
          http://dir.yahoo.com/Business_and_Economy/Finance_and_Investment/
          Insurance/ or their successor URLs.

     - Yahoo will link to the Co-Branded Application and the relevant InsWeb Application(s) from the following pages of the Yahoo Insurance Information Center. Yahoo will also place [****] links on these pages. InsWeb will incorporate mutually agreed elements of the Yahoo look and feel into the InsWeb Application(s) linked to in this manner.

          -    Auto Insurance
          -    Life & Health Insurance


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          -    Home & Renter's Insurance

     - The Yahoo Insurance Information Center will be promoted from the following pages a minimum of [****] days during the Renewal Term. [****] Yahoo shall make reasonable efforts to place these links on or near those dates, [****].

     -    Yahoo home page (http://www.yahoo.com)
     -    Business and Economy top category page
          (http://dir.yahoo.com/Business_and_Economy/)
     -    Finance and Investment top category page
          (http://dir.yahoo.com/Business_and_Economy/Finance_and_Investment/)

     - The Yahoo Insurance Information Center will be promoted on the following list of keywords in the Yahoo Search service:

     -    [****]

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     -    [****]

     - Yahoo will promote the Yahoo Insurance Information Center through a minimum of [****] banner page views during the Renewal Term. These banners shall be rotated throughout the Yahoo Properties or other areas mutually agreed upon by the parties, subject to availability.

     -    Yahoo will send [****] calendar quarter promoting the Yahoo
          Insurance Information Center to Yahoo! Mail users who have opted in to the Yahoo! Delivers program."

     -    [****]

     4.   The following provision shall be added to Section 3.3:

     "(d) Each party warrants that for a period of one year from January 1, 2000 all date-related output or results produced by the service that are under that party's control will be in Year 2000 Compliance. For purposes of this section, "Year 2000 Compliance" means that each party's systems will process data containing four-digit years after December 31, 1999 in substantially the same manner and with substantially the same functionality as before January 1, 2000. Neither party shall be liable for a breach of this warranty caused in whole or in part by (i) any functionality not created by that party or used in combination with any other product not created by that party,
     (ii) errors not attributable to date-specific data, (iii) any modifications of a party's systems or services made by a party other than that party, (iv) any data provided to it which does not specify the century or is incorrect or ambiguous, and (v) any functionality requested by the other party. The sole and exclusive remedies for breach of the foregoing warranty by a party shall be (i) that party's use of commercially reasonable efforts to promptly correct or replace the functionality so that it complies with the terms of the warranty contained in this section, or (ii) termination of this Agreement by the non-breaching party upon thirty (30) days prior written notice."

     5. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms.

     6. All capitalized terms not defined herein shall have the definition as set forth in the Agreement.


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     7.   This Amendment has been executed by the duly authorized
representatives of the parties, effective as of the date first set forth above.


YAHOO! INC.

By:  /s/ Ellen Siminoff                      By:  /s/ Mark Guthrie
    -------------------------------              -------------------------------
Name:  Ellen Siminoff                        Name:  Mark Guthrie
      -----------------------------                -----------------------------
Title:                                       Title:  EVP Operations
       ----------------------------                 ----------------------------

[****] Confidential Treatment Requested. The confidential portions have been filed separately with the Securities & Exchange Commission.

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                   CONFIDENTIAL TREATMENT REQUESTED-EDITED COPY


                         YAHOO!, INC. - INSWEB CORPORATION

                                 LICENSE AGREEMENT

     This License Agreement (the "Agreement") is entered into as of February 12, 1998 (the "Effective Date") between Yahoo!, Inc., a California corporation with offices at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051 ("YAHOO") and InsWeb Corporation, a Delaware corporation with offices at 1875 South Grant Street, Suite 800, San Mateo, CA 94402 ("INSWEB").

     WHEREAS, Yahoo is a global Internet media company that offers a network of branded programming that serves millions of users of the Internet daily;

     WHEREAS, InsWeb provides a variety of services to users of the Internet relating to insurance, including the ability to obtain quotes from a variety of insurance companies online; and

     WHEREAS, the parties wish to enter into this Agreement where, subject to the terms contained herein, Yahoo will enable InsWeb to provide its services to users of the Internet through Yahoo's branded programming.

     In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1:  DEFINITIONS.

     Unless otherwise specified, capitalized terms used in this Agreement shall have the meanings attributed to them in EXHIBIT A hereto.

SECTION 2:  LICENSES.

2.1 LICENSE TO YAHOO. Subject to the terms and conditions of this Agreement, InsWeb hereby grants to Yahoo, under InsWeb's Intellectual Property Rights:

          (a) A non-exclusive, worldwide license to access and use the InsWeb Interactive Tool and to use, distribute, modify, display and transmit the Co-Branded Application in connection with Yahoo's Insurance Information Center and other Yahoo Properties and to permit Users to download, print and save the Co-Branded Application. Yahoo's license to modify shall be limited to modifying the InsWeb Content contained in the Co-Branded Application to fit the format and look and feel of the Yahoo Property.

          (b) A non-exclusive, worldwide license to use, distribute, modify, display and transmit the InsWeb Static Information in connection with Yahoo's Insurance Information Center and other Yahoo Properties and to permit Users to download, print and save the InsWeb Static Information. Yahoo's license to modify shall be limited to modifying the InsWeb Static Information to fit the format and look and feel of the Yahoo Property.


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          (c)  A non-exclusive, worldwide, fully paid license to use, reproduce and display the InsWeb Brand Features: (i) in connection with the presentation of the InsWeb Content on the Co-Branded Application and other Co-Branded pages on the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties; provided that InsWeb approves all marketing and promotional materials bearing the InsWeb Brand Features. InsWeb Brand Features are and will remain the sole property of InsWeb. Subject to the foregoing, InsWeb reserves all rights to control the use, reproduction and display of the InsWeb Brand Features. Yahoo shall not modify InsWeb Brand Features in any manner without the prior written authorization of InsWeb. Yahoo shall cause the appropriate designation "-SM-", "-TM-" or "-Registered Trademark-" to be placed adjacent to the InsWeb Brand Features in accordance with InsWeb's trademark guidelines provided to Yahoo.

          (d) Yahoo shall be entitled to sublicense the rights set forth in this Section 2.1 (i) to its Affiliates only for inclusion in Yahoo Properties, and (ii) in connection with any mirror site, derivative site, or distribution arrangement concerning a Yahoo Property; provided that the Yahoo Property in each case is substantially similar to the Yahoo Insurance Information Center. With respect to other Yahoo Properties, Yahoo shall have the right to sublicense the rights set forth herein with the consent of InsWeb; such consent not to be unreasonably withheld.

     2.2 LICENSE TO INSWEB. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to InsWeb, under Yahoo's Intellectual Property Rights a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo Brand Features solely (i) in connection with the co-branded banner that appears on the Co-Branded Interactive Tool, Co-Branded Application Response, the Interim Co-Branded Application Response, and the Co-Branded Static Information and (ii) in connection with the marketing and promotion of the Yahoo Insurance Center; provided that Yahoo approves all such marketing and promotional materials bearing the Yahoo Brand Features. Yahoo Brand Features are and will remain the sole property of Yahoo. Subject to the foregoing, Yahoo reserves all rights to control the use, reproduction and display of the Yahoo Brand Features. InsWeb shall not modify Yahoo Brand Features in any manner without the prior written authorization of Yahoo. InsWeb shall cause the appropriate designation "-SM-", "-TM-" or "-Registered Trademark-" to be placed adjacent to the Yahoo Brand Features in accordance with Yahoo's trademark guidelines provided to InsWeb.

     2.3  EXCLUSIVITY.

          (a) InsWeb shall be the exclusive merchant included by Yahoo in the Yahoo Insurance Information Center that provides on-line Insurance quotation services and Insurance transaction services with those features provided by InsWeb. Notwithstanding the foregoing, InsWeb acknowledges that [****]. Yahoo agrees [****] Yahoo shall not be restricted from directly linking to the home page of merchants that offer or provide Insurance quotation or transaction services on other pages of their

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web sites.  In addition, Yahoo shall not be restricted from placing banner advertisements from any source on Yahoo's Insurance Information Center or any other Yahoo Property.

          (b) InsWeb shall not license or distribute its content for redistribution on [****] for a period of [****] from the Launch Date in a manner where the foregoing sites host any part of InsWeb's Insurance quotation or transaction services. Notwithstanding the foregoing, InsWeb shall not be restricted from placing banner advertisements in the normal course of business on any of the foregoing sites.

SECTION 3:  RESPONSIBILITIES OF THE PARTIES.

3.1  YAHOO'S RESPONSIBILITIES.

          (a) Yahoo shall be solely responsible for the design, layout, posting and maintenance of Yahoo's Insurance Information Center and the Co-Branded Application. Yahoo is under no obligation, express or implied, to post or otherwise include links to any InsWeb Content in any Yahoo Property, including without limitation, on Yahoo's Insurance Information Center.

          (b) All Co-Branded Pages will include a co-branded banner with the Yahoo Brand Features and the InsWeb Brand Features in a manner similar to the examples set forth in EXHIBITS D. The parties shall mutually agree upon the data elements included in such Co-Branded Pages; provided that such Co-Branded Pages shall in all events reflect the Yahoo design and look and feel. The Co-Branded Application shall include a text link that shall direct users to the Co-Branded Application Response.

          (c) Yahoo shall include text links to Yahoo's Insurance Information Center within the Yahoo Properties as described on EXHIBIT C. Yahoo shall also place text links to the Co-Branded Pages within the automotive and real estate listings of Yahoo Classified. Yahoo shall determine the appearance and placement of such links in its sole discretion.

          (d) In the event that Yahoo, in its discretion, elects to present a Co-Branded Application and InsWeb does not have shopping functionality available for the particular feature, Yahoo shall link the Co-Branded Application to the Interim Co-Branded Application Response.

          (e) Yahoo shall use reasonable commercial efforts to maintain the scale, speed and performance requirements that it currently maintains on the Yahoo Main Site.

          (f) Yahoo shall use reasonable commercial efforts to launch the Yahoo Insurance Information Center by no later than sixty (60) days following April 1, 1998.

     3.2  INSWEB RESPONSIBILITIES.

          (a) InsWeb shall be solely responsible for the hosting and maintenance of the Co-Branded Interactive Tool, the Co-Branded Application Response, the Interim Co-Branded

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Application Response and the Co-Branded Static Information.  The parties shall mutually agree upon the data elements included in such Co-Branded Pages but such Co-Branded Pages shall in any event reflect the Yahoo design and look and feel.

          (b) All pages that result from the Co-Branded Application Response and all pages that contain the InsWeb Application and all online insurance application forms shall be branded and hosted solely by InsWeb.

          (c) InsWeb shall ensure that the InsWeb Site and all Co-Branded pages hosted by InsWeb comply with the following requirements: (i) upon Yahoo's request, all pages must be modified to have a size of less than 32k including graphics, (ii) all pages must be able to handle up to twenty (20) page requests per second, and (iii) all requests on such pages must be fulfilled by InsWeb within no more than five seconds.

          (d) InsWeb shall provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the Co-Branded Pages and all related InsWeb Content, as Yahoo may reasonably request.

          (e) InsWeb shall deliver all applicable InsWeb Content associated with the Co-Branded Pages by no later than March 31, 1998. All InsWeb Content and all updates thereto shall be provided to Yahoo in accordance with the delivery specifications set forth in EXHIBIT C.

     3.3  MUTUAL RESPONSIBILITIES.

          (a) Yahoo and InsWeb agree to use commercially reasonable efforts to send an "intelligent query" to InsWeb from Yahoo as a convenience for the User. This intelligent query allows information provided by the User to be pre-populated when the User links to the InsWeb Site.

          (b) Each party shall comply with the trademark guidelines provided by the other party with respect to the use of such party's Brand Features and neither party will alter or impair any acknowledgment of copyright or other Intellectual Property Rights of the other.

          (c) InsWeb will remain solely responsible for the operation of the InsWeb Site, and Yahoo will remain solely responsible for the operation of the Yahoo Properties. Each party, subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

SECTION 4:  COMPENSATION.

4.1 SLOTTING FEE. In consideration of Yahoo's performance and obligations as set forth herein, InsWeb will pay Yahoo a total slotting fee equal to [****] ($[****]). Such fee shall be paid to Yahoo [****] on the dates set forth below with the first payment designated as a set up fee for the design, consultation, development, implementation and placement of the Co-Branded Pages within the Yahoo Insurance Information Center.

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          Payment                                    Date
          [****]

     4.2 REFERRAL FEE. In addition to the slotting fee, InsWeb shall pay to Yahoo a referral fee equal to $0.10 per Click-through less total Error Pages. Payments of the referral fee are due and payable within fifteen (15) days of Yahoo's quarterly invoice to InsWeb.

     4.3 ADVERTISING REVENUE. Yahoo shall have the sole right to sell, license or otherwise dispose of all advertising and promotional rights with respect to the [****]. No advertisements shall be served on the [****] Except for the foregoing, InsWeb shall have the sole right to sell, license or otherwise dispose of all advertising and promotional rights with respect to the InsWeb Site and all other pageviews to InsWeb's servers.

     4.4 PAYMENT INFORMATION. All payments herein are non-refundable and noncreditable; provided that InsWeb shall be entitled to a refund of the initial [****] paid to Yahoo in the event that Yahoo fails to launch the Yahoo Insurance Information Center as set forth in Section 3.1(f) and such failure is not as a result of a breach by InsWeb or otherwise due to a "Force
Majeure" condition. All payments shall be made by InsWeb via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on EXHIBIT E. Any portion of the above payments which has not been paid on the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by InsWeb to make the payments specified in Sections 4.1 and 4.2 on the dates set forth therein shall constitute a material breach of this Agreement.

     4.5 AUDIT RIGHTS. InsWeb and Yahoo each shall maintain complete and accurate records in accordance with generally accepted methods of accounting for all transactions which are the subject of this Agreement for two (2) years after the last payment is due under this Agreement. Either party may retain an independent accounting firm which shall have access to such records, upon reasonable notice, for the purposes of audit during normal business hours, for so long as such records are required to be maintained. If such accounting firm determines that any additional payment is due or that overpayment has been made, the party owing such amount will promptly make payment of such amount to the other (or refund the overpayment as the case may be).

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SECTION 5:  REPRESENTATIONS AND WARRANTIES.

5.1 Each of Yahoo and InsWeb represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

     5.2 InsWeb represents and warrants that it is in compliance with or will comply with and that all InsWeb Content, the InsWeb Application, InsWeb Interactive Tool, and including, without limitation, all result pages and online insurance application forms comply with or will comply with any and all applicable laws, rules and regulations of any jurisdiction, including, without limitation, all federal, state, and local licensing or other rules and regulations relating to the sale or solicitation of insurance or otherwise engaging in the insurance business, all federal, state and local privacy laws, rules and regulations and any other applicable laws of any jurisdiction in effect that may come into existence during the term hereof.

     5.3 InsWeb represents and warrants that it has acquired or will acquire and will comply with any and all licenses and approvals required under applicable rules and regulations of any governmental entity or agency, has paid or will pay any necessary fees, costs or expenses associated therewith, and that it has made or will make all disclosures required by such rules and regulations.

     5.4 InsWeb represents and warrants that, to the best of its knowledge, Yahoo shall not be required, as a result of this Agreement or any activities contemplated under this Agreement as related to information, material, services and results provided by the InsWeb Content, the InsWeb Interactive Tool or the InsWeb Application, to obtain any licenses or approvals of any kind relating to the insurance business and is not in any way subject to any federal, state or local licensing or other rules and regulations of any jurisdiction applicable to insurance agents, brokers or otherwise relating to the sale or solicitation of insurance or otherwise engaging in the insurance business.

     5.5 EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

SECTION 6:  INDEMNIFICATION.

     InsWeb, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim (a) that, if true, would constitute a breach of the representations and warranties set forth in Section 5 above
(b) that, as a result of the InsWeb Content or the services and results provided by the InsWeb Interactive Tool or the InsWeb Application, Yahoo is subject to any fees, royalties,


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licenses, or any other payments to any parties relating to the insurance business or other rules and regulations of any jurisdiction applicable to insurance agents, brokers or otherwise relating to the sale or solicitation of insurance or otherwise engaging in the insurance business and (c) that the InsWeb Brand Features, any InsWeb Content, InsWeb Application, the InsWeb Interactive Tool or any material, product, information, data or service produced, distributed, offered or provided by InsWeb or any material presented on any site on the Internet produced, maintained, or published by InsWeb or any site that is linked from the InsWeb Site, infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, is negligently performed, or that otherwise violates or breaches any duty toward, or rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, or has otherwise resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any person or entity; PROVIDED, HOWEVER, that in any such case:
(x) Yahoo provides InsWeb with prompt notice of any such claim; (y) Yahoo permits InsWeb to assume and control the defense of such action, with counsel chosen by InsWeb (who shall be reasonably acceptable to Yahoo); and (z) InsWeb does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. InsWeb will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any InsWeb Content

     Yahoo, at its own expense, will indemnify, defend and hold harmless InsWeb, its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against InsWeb based on or arising from a claim that the Yahoo Brand Features infringe in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, is or contains any material that is obscene, defamatory, libelous or slanderous; PROVIDED, HOWEVER, that in any such case: (x) InsWeb provides Yahoo with prompt notice of any such claim; (y) InsWeb permits Yahoo to assume and control the defense of such action upon Yahoo's written notice to InsWeb of its intention to indemnify; and (z) upon Yahoo's written request, InsWeb will provide Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim without InsWeb's prior written consent, which consent shall not be unreasonably withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs, awarded against or otherwise incurred by InsWeb in connection with or arising from any such claim, suit, action or proceeding.

SECTION 7:  LIMITATION OF LIABILITY.

     EXCEPT AS PROVIDED IN SECTION 6, UNDER NO CIRCUMSTANCES SHALL INSWEB, YAHOO, OR ANY AFFILIATE BE LIABLE TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES


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ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE
POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 8:  TERM AND TERMINATION.

8.1 TERM. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for a term of twelve (12) months following the Launch Date.

     8.2 TERMINATION FOR CAUSE. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party:
(w) becomes insolvent; (x) files a petition in bankruptcy; (y) makes an assignment for the benefit of its creditors; or (z) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days following written notice to such party.

     8.3 EFFECT OF TERMINATION. Any termination pursuant to this Section 8 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 4-12 shall survive any termination or expiration of this Agreement; except that Sections 4.1 and 4.2 shall not survive if this Agreement is terminated due to a breach by Yahoo.

SECTION 9:  OWNERSHIP.

9.1 BY INSWEB. Yahoo acknowledges and agrees that: (i) as between InsWeb on the one hand, and Yahoo and its Affiliates on the other, InsWeb owns all right, title and interest in the InsWeb Content, the InsWeb Application, the InsWeb Interactive Tool and the InsWeb Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the InsWeb Content, the InsWeb Application, the InsWeb Interactive Tool or the InsWeb Brand Features; and (iii) neither Yahoo or its Affiliates shall now or in the future contest the validity of the InsWeb Brand Features.

     9.2 BY YAHOO. InsWeb acknowledges and agrees that: (i) as between InsWeb on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in Yahoo's Insurance Information Center and any other Yahoo Property and the Yahoo Brand Features; (ii) nothing in this Agreement shall confer in InsWeb any license or right of ownership in the Yahoo Brand Features; and (iii) InsWeb shall not now or in the future contest the validity of the Yahoo Brand Features.

     9.3 DATA OWNERSHIP. The parties shall jointly own information provided by users on the Co-Branded Pages and each party shall have equal access to such information to the extent allowed by law. Each party agrees to use such information only as allowed by law and as authorized by the user and shall not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail," "spam," or any other unsolicited mass distribution of information. Nothing herein shall preclude


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either party from using such information internally for the purpose of targeting banner advertisements to the User over the Internet.

SECTION 10:  PUBLIC ANNOUNCEMENTS, CONFIDENTIALITY.

10.1 PUBLIC ANNOUNCEMENTS. The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent.

     10.2 CONFIDENTIALITY. Yahoo and InsWeb have previously entered into a Mutual Nondisclosure Agreement, dated January 9, 1998, and expressly acknowledge that such Mutual Nondisclosure Agreement remains in full force and effect in accordance with its terms.

SECTION 11:  INSURANCE.

     InsWeb agrees that it will maintain insurance coverage for commercial general liability and errors and omissions of at least two million dollars per occurrence with a carrier rated as A- or better by A.M. Best Company.

SECTION 12:  NOTICE, MISCELLANEOUS PROVISIONS.

12.1 NOTICES. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051, Fax: (408) 731-3301, Attention: Vice President (e-mail:
[****]@yahoo.com), with a copy to its General Counsel (e-mail:
[****]@yahoo.com), and if to InsWeb at 1875 South Grant Street, Suite 800, San Mateo, CA 94402, Attention: SVP Strategic Partnership (e-mail: mguthrie@insweb.com) and a copy to its General Counsel (e-mail: mtaylor@insweb.com), or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

     12.2 MISCELLANEOUS PROVISIONS. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent; PROVIDED, HOWEVER, that: (i) either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of such party's assets or any other transaction in which more than fifty percent (50%) of such party's voting securities are transferred. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses, including reasonable


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attorneys' fees.  Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single. instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.








YAHOO! INC.                                  INSWEB CORPORATION

By:  /s/ Ellen Siminoff                      By:  /s/ Mark Guthrie
    -------------------------------              -------------------------------

Title: Vice President, Business              Title: Sr. Vice President -
       Development                                  Strategic Partnerships
       ----------------------------                 ----------------------------

Address:  3420 Central Expressway            Address:   1875 S. Grant Street
          -------------------------                     ------------------------
          Santa Clara, DA 95051                         San Mateo, CA 95051
          -------------------------                     ------------------------

Telecopy: 408-731-3492                       Telecopy:  650-372-2197
          -------------------------                     ------------------------

E-mail:   ellen@yahoo.com                    E-mail: mguthrie@insweb.com
          -------------------------                  ---------------------------


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                                     EXHIBIT A

                                    DEFINITIONS

     "AFFILIATES" shall mean any company or any other entity world-wide, including, without limitation, corporations, partnerships, joint ventures, and Limited Liability Companies, in which Yahoo owns at least a twenty percent ownership, equity, or financial interest.

     "CLICK-THROUGH" shall mean a user presence at a Co-Branded Application Response that originated from a Co-Branded Application.

     "CO-BRANDED" shall mean those pages that display both the Yahoo Brand Features and the InsWeb Brand Features.

     "CO-BRANDED APPLICATION" shall mean those Co-Branded pages hosted by Yahoo that contain certain InsWeb Content that allows Users to submit a request for an Insurance quote estimate. The Insurance quote estimate shall be directly presented to the User via either a Co-Branded Application Response or an Interim Co-Branded Application Response. A sample of such Co-Branded Application is attached hereto on Exhibit D.

     "CO-BRANDED APPLICATION RESPONSE" shall mean those Co-Branded pages hosted by InsWeb that present the User with an Insurance quote estimate. The Co-Branded Application Response shall be directly served to the User in response to User input on the Co-Branded Application and shall include a link to the InsWeb Application on the InsWeb Site. A sample of such Co-Branded Application Response is attached hereto on Exhibit D.

     "CO-BRANDED INTERACTIVE TOOL" shall mean those Co-Branded pages hosted by InsWeb with a Yahoo URL that are linked directly from the Yahoo Insurance Information Center and that contain certain InsWeb Content that allows Users, via the InsWeb Interactive Tool, to obtain educational information about Insurance needs through User input and electronic response. A sample of such Co-Branded Interactive Tool is attached hereto on Exhibit D.

     "CO-BRANDED STATIC INFORMATION" shall mean those Co-Branded pages hosted by InsWeb with a Yahoo URL that are linked directly from the Yahoo Insurance Information Center and contain InsWeb Static Information. A sample of such Co-Branded Static Information is attached hereto on Exhibit D.

     "ERROR PAGE" shall mean a page presented by InsWeb to a User resulting from an incomplete Co-Branded Application.

     "INSURANCE" shall mean insurance products and services and shall include, without limitation, the areas of auto, home, life, renters and health insurance.

     "INSWEB APPLICATION" shall mean InsWeb's proprietary on-line Insurance quotation service.


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     "INSWEB BRAND FEATURES" shall mean all trademarks, service marks, name, trade names, logos and other distinctive brand features of InsWeb, including, without limitation, the trademarks, trade names, names, service marks and logos described in Exhibit B hereto.

     "INSWEB CONTENT" shall mean all forms, data, material and information provided by InsWeb that appears on the Co-Branded Pages.

     "INSWEB INTERACTIVE TOOL" shall mean InsWeb's proprietary interactive tools relating to Insurance that include, but are not limited to Auto Insurance Analyzer, Auto Insurance Savings Quiz, Cell Phones and Driving Safety Risk Estimator, Life Insurance Needs Calculator, Homeowners Insurance Quick Quote Estimate, Disaster Planning Information and Preparation Kit, Homeowners Insurance Savings Quiz, Home Protection Devices Needs Estimator, Renters Insurance quick Quote Estimate, Rent or Buy Calculator, Individual Health Insurance Quick Quote Estimates, Primer on Health Plans, Standard and Poor's Company Ratings.

     "INSWEB SITE" shall mean InsWeb's world wide web site currently located at http://www.insweb.com.

     "INSWEB STATIC INFORMATION" shall mean information provided by InsWeb in the area of Insurance and shall include but not be limited to: FAQs on Auto Insurance, Glossary of Auto Insurance Terms, Claim Filing Tips -- auto, FAQs on Life Insurance, Glossary of Life Insurance Terms, Claim Filing Tips -- life, FAQs on Homeowners Insurance, Glossary of Homeowners Insurance Terms, Claim Filing Tips - Homeowners, FAQs on Renters Insurance, Glossary of Renters Insurance Terms, Claim Filing Tips Renters, FAQs on Health Insurance, Glossary of Individual Health Insurance Terms, Claim Filing Tips -- Health Insurance, Insurance FAQs and Insurance Glossary.

     "INTELLECTUAL PROPERTY RIGHTS" shall mean and include all intangible intellectual, proprietary and industrial property rights, and all tangible embodiments thereof wherever located, including but not limited to the following: (i) all trademarks, trade names, service marks, service names or logos, including all registrations and applications therefor; (ii) all copyrights, moral rights, and other rights in works or authorship, including all registrations and applications therefor; (iii) all patents and patent applications, patentable ideas, inventions and innovations; (iv) all know-how and trade secrets; (v) all design and code documentation, methodologies, processes, design information, formulae, engineering specifications, technical data, testing procedures, drawings and techniques and other proprietary information and material of any kind; (vi) all software programs in source code, object code and executable format, including testing software and software tools; (vii) all documentation, records, databases (including current and historical databases), designs, codes, algorithms, research records, test information, market surveys, and marketing know-how; and (viii) any and all translations of any of the foregoing.

     "INTERIM CO-BRANDED APPLICATION RESPONSE" shall mean those Co-Branded pages hosted by InsWeb that present Users with a quote estimate, but not containing links to the InsWeb Application.


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     "INTERNET" shall mean the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

     "LAUNCH DATE" shall mean the date on which Yahoo makes the Yahoo Insurance Information Center available to Users.

     "USER" shall mean a user of the Yahoo Properties.

     "YAHOO BRAND FEATURES" shall mean all trademarks, service marks, trade names, names, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks, trade names, names and logos described in Exhibit B.

     "YAHOO MAIN SITE" shall mean Yahoo's principal U.S. based directory to the World Wide Web currently located at http://www.yahoo.com.

     "YAHOO'S INSURANCE INFORMATION CENTER" shall mean the Yahoo branded property to be developed by Yahoo that, subject to the terms herein, includes links to the Co-Branded Applications, Co-Branded Interactive Tool, Co-Branded Static Information, and other information relating to insurance.

     "YAHOO PROPERTIES" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, developed in whole or in part by Yahoo or its Affiliates and distributed or made available by Yahoo or its Affiliates.


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                                     EXHIBIT B

                               INSWEB BRAND FEATURES

InsWeb Corporation
InsWeb-Registered Trademark-
Simplifying Your Insurance Decisions-SM-
Where You and Your Insurance Really Click-SM-
InsWeb related logos








                                YAHOO BRAND FEATURES

Yahoo!
Yahoo related logos


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                                     EXHIBIT C

A.   INSWEB'S RESPONSIBILITIES:

InsWeb will deliver the InsWeb Content to Yahoo via e-mail.



B.   YAHOO'S RESPONSIBILITIES:

Yahoo will distribute Yahoo's Insurance Information Center as follows:

- A text link on the front page of Yahoo Finance currently located at http://quote.yahoo.com/

- A text link on the left-hand column of the Automotive, Rental and Real Estate Classifieds portion of Yahoo! Classifieds (only if InsWeb offers content for insurance for autos, rental property, and homes).

- A text link on the front page of the Yahoo! Real Estate page currently located at http://realestate.classifieds.yahoo.com/resources/realestate.html (only if
     InsWeb offers home insurance).

- A text link on the front page of the Yahoo! Auto page currently located at http://autos.yahoo.com/ (only if InsWeb offers auto insurance).

- A text link in a mutually agreeable area in the health subcategory of Yahoo! Main Site.

- A text link on http://www.yahoo.com/business and economy/companies/financial services/insurance.

- A text link on http://www.yahoo.com/business and economy/finance and investments/insurance.


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                                     EXHIBIT D

                                    SAMPLE PAGES

[The Sample Pages shall be mutually agreed upon by the parties and attached hereto by no later than the Launch Date. The parties will work in good faith to develop mutually acceptable Sample Pages but neither party shall have any rights or obligations under this Agreement to the other party in the event that the parties fail to agree on the Sample Pages.]


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                                     EXHIBIT E

                             WIRE TRANSFER INSTRUCTIONS


 Yahoo's Bank Information:

 Institution Name:                      [****]
 Institution Address:                   [****]
 ABA:                                   [****]
 Beneficiary Name:                      [****]
 Beneficiary Account Number:            [****]


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